Exhibit 10.9

THETIS ASSET MANAGEMENT LLC

This TRADEMARK LICENSE AGREEMENT (this “Agreement”), is entered into as of July 8, 2014 (“Effective Date”), by and between ASPEN YO LLC, an Oregon limited liability company (“Aspen Yo”), and THETIS ASSET MANAGEMENT LLC, a Delaware limited liability company, (“Thetis”) (each, a “Party,” and collectively, the “Parties”).

WHEREAS, Aspen Yo has adopted, is using and is the owner of the Licensed Mark (as defined below) worldwide;

WHEREAS, Thetis is a direct subsidiary of Aspen Yo and is the manager of GREAT AJAX CORP. (“Great Ajax”), pursuant to the Management Agreement dated as of July 8, 2014 (the “Management Agreement”);

WHEREAS, Thetis desires to use the Licensed Mark as part of the trade name “Thetis Asset Management LLC” and in connection with the Licensed Activities (as defined below); and

WHEREAS, Aspen Yo desires to license the Licensed Mark to Thetis to be used as part of the trade name “Thetis Asset Management LLC” and in connection with the Licensed Activities subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the sum of $1.00, the mutual agreements contained herein, and other good and valuable consideration the receipt of which is acknowledged, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

“Great Ajax Mark” means, individually and collectively, the word mark GREAT AJAX, the logo design associated with such mark, as set forth below, and including but not limited to the marks set forth in U.S. Application Serial Nos. 86202747 and 86202748, and the trade name “Great Ajax Corp.”:

“Licensed Mark” means, individually and collectively, the word mark THETIS and any variations thereto, including but not limited to the mark set forth in U.S. Application Serial Nos. 86202747.

“Licensed Trade Name” means the corporate name “Thetis Asset Management LLC” and any variation thereof including the term THETIS that is used by Thetis with the prior approval of Aspen Yo.

“Licensed Activities” means the management of real estate investment trusts (REIT); the management of acquisitions, sale and financing of real estate related securities; the management of the acquisition, sale and financing of real estate loans and properties; real estate loan management services; and the operation of Thetis’ real estate-related business in the ordinary course.

“Licensed User” means Thetis.

“Subsidiary” means any corporation, company or other legal entity: (i) more than 50% of whose shares or outstanding securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, Controlled, directly or indirectly by a Party hereto, but such entity shall be deemed to be a Subsidiary for the purposes of this Agreement only so long as such Control exists; or (ii) that does not have outstanding shares or securities, as may be the case in a partnership, joint venture, limited liability company or unincorporated association, but more than 50% of whose ownership interests representing the right to make decisions for such entity is now or hereafter, Controlled, directly or indirectly by a Party hereto, but such entity shall be deemed to be a Subsidiary for the purposes of this Agreement only so long as such Control exists.

ARTICLE 2
LICENSE GRANT AND CONDITIONS OF LICENSED USE

Section 2.1           Aspen Yo hereby grants Thetis a nonexclusive, nontransferable, nonsublicensable, royalty-free license to use and display the Licensed Trade Name and the Licensed Mark worldwide (subject to conditions set forth below) solely in connection with the Licensed Activities, subject to Aspen Yo’s review and approval.

Section 2.2           All use of the Licensed Mark and Licensed Trade Name by Licensed User, and all goodwill associated with such use, shall inure to the benefit of Aspen Yo.

Section 2.3           Licensed Users shall conduct the Licensed Activities in a manner that accords with professional and respected business practices and that is consistent with the reputation of Aspen Yo and the Licensed Mark. Licensed Users shall use the Licensed Mark in a form which is in accordance with sound trademark practice so as not to weaken the value of the Licensed Mark. Licensed Users shall use the Licensed Mark in a manner that does not derogate, based on an objective business standard, Aspen Yo’s rights in the Licensed Mark or the value of the Licensed Mark, and shall take no action that would, based on an objective standard, interfere with, diminish or tarnish those rights or value.

Section 2.4           Aspen Yo hereby grants Thetis the right to publicly identify itself as the manager of Great Ajax, and to use the Great Ajax Marks as reasonably necessary in connection with such factually accurate statements and its role as Manager pursuant to the Management Agreement.

Section 2.5           The Licensed Mark shall remain the exclusive property of Aspen Yo and nothing in this Agreement shall give Licensed User any right or interest in the Licensed Mark except the licenses expressly granted in this Agreement.

Section 2.6           All of Aspen Yo’s rights in and to the Licensed Mark, including, but not limited to, the right to use and to grant others the right to use the Licensed Mark, are reserved by Aspen Yo.

Section 2.7           No license, right, or immunity is granted by either Party to the other, either expressly or by implication, or by estoppel, or otherwise with respect to any trademarks, copyrights, or trade dress, or other property right, other than with respect to the Licensed Trade Name and the Licensed Mark in accordance with Section 2.1.

Section 2.8           Licensed User acknowledges that Aspen Yo is the sole owner of all right, title and interest in and to the Licensed Mark, and that Licensed User has not acquired, and shall not acquire, any right, title or interest in or to the Licensed Mark except the right to use the Licensed Mark in accordance with the terms of this Agreement.

Section 2.9           At least 60 days prior to any Licensed User commencing use of the Licensed Mark or Licensed Trade Name outside of the United States, Thetis shall submit a written request to Aspen Yo for approval of such use. Such approval is within Aspen Yo’s sole and complete discretion. In the event that such approval is not granted, the Licensed User shall not commence its proposed use in the foreign jurisdiction.

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Section 2.10         Licensed User shall not register or attempt to register the Licensed Mark or any mark confusingly similar thereto in any jurisdiction, and Aspen Yo shall retain the exclusive right to apply for and obtain registrations for the Licensed Mark throughout the world.

Section 2.11         Licensed User shall not challenge the validity of the Licensed Mark, nor shall Licensed User challenge Aspen Yo’s ownership of the Licensed Mark or the enforceability of Aspen Yo’s rights therein.

Section 2.12         Licensed User shall designate the first or a prominent use of the Licensed Mark in all promotional materials, documents, brochures, and/or manuals with the symbol “SM” or ® as directed by Aspen Yo.

Section 2.13         Licensed User agrees to cooperate with Aspen Yo’s preparation and filing of any applications, renewals or other documentation necessary or useful to protect and/or enforce Aspen Yo’s intellectual property rights in the Licensed Mark.

(a)          Licensed User shall notify Aspen Yo promptly of any actual or threatened infringements, imitations or unauthorized uses of the Licensed Mark of which Licensed User becomes aware.

(b)          Aspen Yo shall have the sole right, though it is under no obligation, to bring any action for any past, present and future infringements of its intellectual property rights in the Licensed Mark.

(c)          Licensed User shall cooperate with Aspen Yo, at Aspen Yo’s expense for any out-of-pocket costs incurred by Licensed User, in any efforts by Aspen Yo to enforce its rights in the Licensed Mark or to prosecute third party infringers of the Licensed Mark.

(d)          Aspen Yo shall be entitled to retain any and all damages and other monies awarded or otherwise paid in connection with any such action.

Section 2.14         Quality Control. In order to promote and preserve the goodwill symbolized by the Licensed Mark, Licensed User will insure that the Licensed Activities shall be of the same high quality as the services marketed or otherwise provided by Aspen Yo.

(a)          Licensed User shall use the Licensed Mark and Licensed Trade Name only in connection with services that meet or exceed generally accepted industry standards of quality and performance.

(b)          Aspen Yo shall have the right to monitor the quality of the services provided and promotional materials used by Licensed User, and Licensed User shall use reasonable efforts to assist Aspen Yo in monitoring the quality of the services provided and promotional materials used by Licensed User.

(c)          From time to time and upon Aspen Yo’s request, Licensed User shall submit to Aspen Yo samples of all materials bearing the Licensed Mark, including, without limitation, any advertising, packaging and other publicly disseminated materials.

(d)          If Aspen Yo discovers any deficiencies in the quality of the Licensed User’s services or any improper use of the Licensed Mark on any such submission and delivers a writing describing in detail the improper use to Licensed Users, Licensed User shall remedy the deficiencies and/ or improper use immediately.

ARTICLE 3
TERM AND TERMINATION

Section 3.1           This Agreement and all rights and licenses granted under this Agreement shall terminate as soon as practicable, but no longer than 30 days, after the expiration or earlier termination of the Management Agreement.

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Section 3.2           In the event that Great Ajax loses Control of a Subsidiary, all rights and licenses granted to the former Subsidiary under this Agreement shall immediately terminate.

Section 3.3           Upon termination of this agreement, Licensed Users shall immediately cease use of the Licensed Trade Name and Licensed Mark as soon as practicable, but no longer than 30 days, after termination.

ARTICLE 4
GENERAL PROVISIONS

Section 4.1           Indemnification.

(a)          Licensed User, at Licensed User’s own expense, shall indemnify, hold harmless and defend Aspen Yo, its affiliates, successors and assigns, and its and their directors, officers, employees and agents, against any claim, demand, cause of action, debt, expense or liability (including attorneys’ fees and costs), to the extent that the foregoing (a) is based on a claim resulting solely from any service provided or offered by Licensed User, (b) results from a material breach, or is based on a claim that, if true, would be a material breach, of this Agreement by Licensed User, or (c) is based upon Licensed User’s unauthorized or improper use of the Licensed Mark.

(b)          Aspen Yo shall indemnify, hold harmless and defend Licensed User and its directors, officers, employees and agents, against any claim, demand, cause of action, debt, expense or liability (including attorneys’ fees and costs), to the extent that the foregoing is based on a third party claim of trademark infringement, to the extent arising from the use by Licensed User of the Licensed Mark in the United States in accordance with this Agreement.

Section 4.2           Limitation of warranty and liability. Except as set forth specifically herein, Aspen Yo does not make warranties of any kind, whether express, implied, related to or arising out of the Licensed Mark or this Agreement.

(a)          Licensed User acknowledges that Aspen Yo has not yet registered the Licensed Mark in the United States or other countries.

(b)          Aspen Yo specifically disclaims any implied warranties of merchantability, fitness for a particular purpose, non-infringement, and/or title, and all other warranties that may otherwise arise from course of dealing, usage of trade or custom.

(c)          In no event shall Aspen Yo or any of its directors, officers, employees, licensors, suppliers or other representatives be liable for any indirect, special or consequential damages, or damages for loss of profits, business interruption, loss of goodwill, computer failure or malfunction or otherwise, arising from or relating to this agreement or the licensed mark, even if Aspen Yo is expressly advised of the possibility of such damages. The foregoing limitation of liability and exclusion of certain damages shall apply regardless of the failure of essential purpose of any remedies available to either party.

Section 4.3           Non-Transferable Agreement. Licensed User may not assign this Agreement and/or any rights and/or obligations hereunder without the prior written consent of Aspen Yo and any such attempted assignment shall be void.

Section 4.4           Remedies. Licensed User acknowledges that a material breach of Licensed User’s obligations under this Agreement would cause Aspen Yo irreparable damage. Accordingly, Licensed User agrees that in the event of such breach or threatened breach, in addition to remedies at law, Aspen Yo shall have the right to enjoin Licensed User from the unlawful and/or unauthorized use of the Licensed Trade Name and/or the Licensed Mark and other equitable relief to protect Aspen Yo’s rights in the Licensed Mark.

Section 4.5           Integration. This Agreement contains the entire agreement of the Parties. No promise, inducement, representation or agreement, other than as expressly set forth herein, has been made to or by the Parties

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hereto. All prior agreements and understandings related to the subject matter hereof, whether written or oral, are expressly superseded hereby and are of no further force or effect.

Section 4.6           Binding Agreement. This Agreement shall be binding upon the Parties’ permitted assigns and successors and references to each Party shall include such assigns and successors.

Section 4.7           Amendment. This Agreement cannot be altered, amended or modified in any respect, except by a writing duly signed by both Parties.

Section 4.8           No Strict Construction. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement. Headings are for reference and shall not affect the meaning of any of the provisions of this Agreement.

Section 4.9           Waiver. At no time shall any failure or delay by either party in enforcing any provisions, exercising any option, or requiring performance of any provisions, be construed to be a waiver of same.

Section 4.10         Governing Law and Jurisdiction. This Agreement shall be construed in accordance with the laws of the state of New York without regard to any conflicts of law provisions (except for Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the state of New York, except to the extent preempted by federal law. The parties agree that the appropriate courts in the city and county of New York, New York shall have exclusive jurisdiction for any litigation relating to this Agreement or the rights and obligations of the parties hereunder.

Section 4.11         Attorney’s Fees. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the Parties hereto agree that the prevailing party shall be entitled to recover from the other party upon final judgment on the merits reasonable attorneys’ fees (and sales taxes thereon, if any), including attorneys’ fees for any appeal, and costs incurred in bringing such suit or proceeding.

Section 4.12         Relationship of the Parties. Nothing in this Agreement will be construed as creating a joint venture, partnership, or employment relationship between Aspen Yo and Licensed User. Neither Party will have the right, power or implied authority to create any obligation or duty on behalf of the other Party.

Section 4.13         Notices. Unless otherwise specified in this Agreement, all notices shall be in writing and delivered personally, mailed, first class mail, postage prepaid, or delivered by confirmed electronic or digital means, to the addresses set forth at the beginning of this Agreement and to the attention of the undersigned. Either Party may change the addresses or addressees for notice by giving notice to the other. All notices shall be deemed given on the date personally delivered, when placed in the mail as specified or when electronic or digital confirmation is received.

Section 4.14         Counterparts. This Agreement may be executed in counterparts, by manual or facsimile signature, each of which will be deemed an original and all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their duly authorized representatives.

THETIS ASSET MANAGEMENT LLC.

By:	/s/ Larry Mendelsohn
Name:	Larry Mendelsohn
Title:	Manager

ASPEN YO LLC

By:	MARS DEVELOPMENT LLC, its Manager

By:	/s/ Steve Rosenberg
Steve Rosenberg, its Authorized Agent

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